Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Parks and Roberta S. Matlin and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ Brenda G. Gujral	Chief executive officer and	October 11, 2005
Brenda G. Gujral	affiliated director

/s/ Steven P. Grimes	Chief financial officer, treasurer	October 11, 2005
Steven P. Grimes	and principal executive officer

/s/ Lori J. Foust	Principal accounting officer	October 11, 2005
Lori J. Foust

/s/ Robert D. Parks	Chairman of the board and	October 11, 2005
Robert D. Parks	affiliated director

/s/ Frank Catalano	Independent director	October 11, 2005
Frank Catalano

/s/ Ken Beard	Independent director	October 11, 2005
Ken Beard

/s/ Paul G. Gauvreau	Independent director	October 11, 2005
Paul G. Gauvreau

/s/ Gerald M. Gorski	Independent director	October 11, 2005
Gerald M. Gorski

/s/ Barbara A. Murphy	Independent director	October 11, 2005
Barbara A. Murphy